==============================================================================




                             REIMBURSEMENT AGREEMENT


                                 by and between

                                IWC CHINA LIMITED

                                       and

                        VANGUARD CELLULAR FINANCIAL CORP.





                               September 18, 1997




==============================================================================

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I DEFINITIONS...............................................................................1

ARTICLE II ISSUANCES OF IWC GUARANTY AND RELATED MATTERS............................................8
         2.1     IWC Guaranty.......................................................................8
         2.2     Guaranty Fee.......................................................................9
         2.3     Additional Guaranty Fee...........................................................11
         2.4     Reimbursement of Payments by Vanguard.............................................13
         2.5     Payments..........................................................................15
         2.6     Vanguard's Representations and Warranties.........................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES.........................................................16
         3.1     Organization and Qualification....................................................16
         3.2     Corporate Power, Etc..............................................................16
         3.3     Certain Other Representations.....................................................17
         3.4     No Conflict.......................................................................17
         3.5     Approvals, Etc....................................................................17
         3.6     No Material Adverse Effect........................................................17
         3.7     Litigation, Etc...................................................................17
         3.8     No Violation, Etc.................................................................17
         3.9     Margin Stock......................................................................18
         3.10    Investment Company Act and Public Utility Holding Company Act.....................18
         3.11    Taxes.............................................................................18
         3.12    Environmental Laws................................................................18
         3.13    Conditions Precedent..............................................................18
         3.14    Credit Analysis; Other Information................................................18
         3.15    Security Interest; Pledged Shares, Etc............................................18
         3.16    Designated Securities, Etc........................................................19
         3.17    Ownership of IWCH.................................................................19

ARTICLE IV COVENANTS...............................................................................19
         4.1     Affirmative Covenants.............................................................19
         4.2     Negative Covenants................................................................22

MISCELLANEOUS......................................................................................23
         5.1     Modifications, Amendments or Waivers..............................................23
         5.2     Successors and Assigns in General.................................................23
         5.3     No Implied Waivers; Cumulative Remedies; Writing Required.........................23
         5.4     Reimbursement of Expenses; Taxes..................................................24
         5.5     Holidays..........................................................................24


                                       i

         5.6     Notices...........................................................................24
         5.7     Survival..........................................................................25
         5.8     Governing Law; Waivers and Jurisdiction...........................................26
         5.9     Herein, etc.......................................................................26
         5.10    Severability......................................................................27
         5.11    Headings..........................................................................27
         5.12    Counterparts......................................................................27
         5.13    Indemnification...................................................................27
         5.14    Payment Set Aside.................................................................28
         5.15    Complete Agreement................................................................28
         5.16    No Strict Construction............................................................29
         5.17    Termination.......................................................................29


                                LIST OF EXHIBITS



Exhibit A    --    Form of Pledge Agreement

Exhibit B    --    Form of Vanguard Warrant

Exhibit C    --    Form of Assignment and Assumption Agreement

                             REIMBURSEMENT AGREEMENT



                  THIS REIMBURSEMENT AGREEMENT, dated as of September 18, 1997 (as amended or modified from time to time, the "Agreement"), is made by and between IWC CHINA LIMITED a company organized under the laws of Mauritius ("IWC China"), and VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation ("Vanguard").

                  Star Digitel Limited, a company organized under the laws of Hong Kong ("SDL"), and Toronto-Dominion Bank ("Toronto-Dominion") entered into that certain Bridge Loan Agreement, dated as of May 16, 1997 (as amended or modified from time to time, the "Bridge Loan Agreement"), providing for Advances (as defined below) by Toronto-Dominion to SDL in an aggregate principal amount not to exceed $8,000,000 (the "Original Loan"). SDL and Toronto-Dominion are proposing to amend the Bridge Loan Agreement to increase the amount of Advances available thereunder by an additional $10,000,000 and soon thereafter by another $10,000,000 (such amendments to the Bridge Loan Agreement, the "Bridge Loan Agreement Amendment" and such additional Advances of up to $20,000,000, the "Additional Loans"), and in connection therewith, Toronto-Dominion has requested guaranties of such Additional Loans under the Bridge Loan Agreement from each of SDL's shareholders (or certain of their parent entities) in proportion to its equity ownership in SDL. IWC China currently owns forty percent (40%) of the issued and outstanding ordinary shares of SDL ("SDL Shares"), and has been requested by SDL to guarantee (a) the repayment of the Additional Loans by Toronto-Dominion under the Bridge Loan Agreement in an aggregate principal amount not to exceed forty percent (40%) of the aggregate principal amount of such Additional Loans and (b) forty percent (40%) of all Obligations (as defined below) of SDL (other than Advances under the Bridge Loan Agreement) relating to the Additional Loans now or hereafter existing under the Bridge Loan Documents (as defined below), whether for interest, fees, expenses or otherwise (such guaranty, the "IWC Guaranty" and the sum of clauses (a) and (b), the "IWC Guaranteed Amount"). IWC China has requested that Vanguard issue to Toronto-Dominion on IWC China's behalf the IWC Guaranty as described in greater detail in this Agreement.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements set forth herein and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  In addition to any other terms defined elsewhere in this Agreement, the following terms will have the respective meanings set forth below:

                  "ADDITIONAL LOANS" has the meaning set form in the second paragraph of this Agreement.

                  "ADVANCES" has the meaning set forth in the Bridge Loan Agreement.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For purposes of this definition, "control" will include the direct or indirect ownership of, and/or right to vote or control the vote with respect to, Equity Securities representing 20% or more of the aggregate voting power of such first Person's voting Equity Securities (either based on the quantity of such first Person's voting Equity Securities which are actually outstanding or on a fully diluted basis).

                  "Agreement" has the meaning set forth in the first paragraph of this Agreement

                  "AGGREGATE OUTSTANDING AMOUNT" at any time, means the amount calculated in accordance with the following formula:

                  A = B - C, where

                  A = Aggregate Outstanding Amount;

                  B = the unpaid aggregate principal amount of all loans and Advances outstanding under the Bridge Loan Agreement at such time;

                  C = $8,000,000, less the aggregate amount of all repayments made by SDL as of such time to Toronto-Dominion up to $8,000,000 in principal amount of loans or Advances under the Bridge Loan Agreement.

                  "APPLICABLE RATE" at any time means a rate equal to the following:

                                                                          RATE
                                                                          ----
On and after the date of this Agreement and prior to March 18, 1998         6.75%
On and after March 18, 1998 and prior to                                    7.75%
       June 18, 1998
On and after June 18, 1998 and prior to                                     9.75%
       September 18, 1998
On and after September 18, 1998 and prior to                               11.75%
       October 18, 1998
On and after October 18, 1998 and prior to                                 13.75%
       November 18, 1998
On and after November 18, 1998 and prior to                                15.75%
       December 18, 1998
On and after December 18, 1998                                             17.75%

                  "AVERAGE AGGREGATE OUTSTANDING AMOUNT." for any period, means a quotient, (a) the numerator of which is the sum of the Aggregate Outstanding Amount on each day during such period, (b) the denominator of which is the total number of days in such period.

                   "BRIDGE LOAN AGREEMENT" has the meaning set forth in the second paragraph of this Agreement.

                  "BRIDGE LOAN AGREEMENT AMENDMENT" has the meaning set forth in he second paragraph of this Agreement.

                  "BRIDGE LOAN DOCUMENTS" means the IWC Guaranty and the Loan Documents, all as amended or modified from time to time.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, a public holiday under the laws of the State of North Carolina or the State of California or a day on which banking institutions are authorized or obligated to close in North Carolina or San Francisco, California.

                  "DEBT" has the meaning set forth in the Bridge Loan
Agreement.

                  "DESIGNATED AFFILIATE" has the meaning set forth in Section
2.1.

                  "DESIGNATED COMPANY" means (a) International Wireless Communications, Inc., a Delaware corporation, PT Rajasa Hazanah Perkasa, an Indonesia company, PT Mobile Selular Indonesia, an Indonesia company, Pakistan Wireless Holdings Limited, International Wireless Communications Pakistan Limited, a Mauritius company, Pakistan Mobile Communications (Pvt) Limited, a Pakistan company, International Wireless Communications Asia Holdings N.V., a Netherlands Antilles company, International Wireless Communications Limited, a Mauritius company, IWC China Limited, a Mauritius company, Star Digitel Limited, a Hong Kong company, Syarkat Telefon Wireless
(M) Sdn Bhd, a Malaysia company, International Wireless Communications Latin America Holdings Ltd., a Bermuda company, Via Movel 1 Comunicacoes S.A., a Brazil company, and Servicos de Radio Comunicacoes Ltda., a Brazil company,
(b) any of IWCH's Subsidiaries or any Investee which is not named in clause
(a) above if (i) as of the date on which the term "Designated Company" is applied, IWCH and its Subsidiaries have made aggregate Investments of not less than $15,000,000 in such Subsidiary or Investee, or (ii) such Subsidiary or Investee has a direct or indirect ownership interest in any Subsidiary or Investee described in clause (b)(i) above, or (c) any other of IWCH's Subsidiaries or any other Investee which IWCH has designated a Designated Company by written notice to Vanguard to that effect.

                  "DESIGNATED IWC ENTITIES" means SDL, IWC China and each IWCH Entity of which IWC China is a direct or indirect Subsidiary.

                  "DESIGNATED SECURITIES" has the meaning set forth in
Section 2.6.

                  "DISTRIBUTION" means any dividend or other distribution or payment by a Person (other than a natural person) with respect to its Equity Securities, or any redemption, acquisition, purchase or other retirement of any Equity Security of such Person, any of its Subsidiaries, or any Person of which such Person is a Subsidiary or an Investee, in each case whether in cash, securities or other property.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation,
(a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY SECURITY" of any Person means any capital stock, partnership interest, membership interest or other ownership or equity interest or security of or in such Person, any phantom equity, profit participation, appreciation or similar right with respect to such Person, or any security or other right which directly or indirectly is convertible into or exercisable or exchangeable for any other Equity Security of such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations of any governmental agency or authority promulgated thereunder.

                  "EXCESS PROCEEDS" means the net proceeds received by the issuer of Equity Securities or the seller of assets, as the case may be, in connection with a Triggering Event in excess of the Requisite Amount up to the IWC Guaranteed Amount.

                  "FINAL PAYMENT DATE" has the meaning set forth in Section
2.3.

                  "FIRST PAYMENT DATE" has the meaning set forth in Section
2.3.

                  "GAAP" means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

                  "GUARANTEED OBLIGATIONS" has the meaning set forth in the Bridge Loan Agreement.

                  "HAZARDOUS MATERIALS" means all or any of the following:
(i) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity or "EP" toxicity; (ii) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) any flammable substances or explosives or any radioactive materials; and (iv) asbestos in any friable form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in
Section 5.13

                  "INDEMNITEES" has the meaning set forth in Section 5.13

                  "INDENTURE" means the Indenture dated as of August 15, 1996 between IWCH and Marine Midland Bank, as the initial trustee, as in effect on the date of this Agreement.

                  "INVESTEE" means any Person (other than a Subsidiary of IWCH) in which IWCH, any of its Subsidiaries or any other Investee has any direct or indirect Investment (either itself or through one or more of its direct or indirect Subsidiaries or Investees), including any Subsidiary of any other Investee.

                  "INVESTMENT" means any amount paid for liabilities or assets of, or loaned, advanced or contributed to, or acquisition for consideration of any Equity Security or Debt of, any other Person, or any other item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP. The term "Investment" will include the acquisition of a company, business or product line.

                  "IPO EVENT" means the consummation by IWCH or any other Designated IWC Entity of an initial public offering of its Equity Securities (including a firm commitment underwritten public offering pursuant to an effective registration statement filed under the 1933 Act and/or a listing on a major stock exchange).

                  "IWC CHINA" has the meaning set forth in the first paragraph of this Agreement.

                  "IWC GUARANTEED AMOUNT" has the meaning set forth in the second paragraph of this Agreement.

                  "IWC GUARANTY" has the meaning set forth in the second paragraph of this Agreement.

                  "IWCH" means International Wireless Communications Holdings, Inc., a Delaware corporation.

                  "IWCH ENTITIES" means IWCH, IWC China and all other Designated Companies.

                  "IWCH SHARES" means shares of IWCH Class 1 Common Stock, $0.01 par value.

                  "LAW" will be construed broadly to include any foreign, national, federal, state, provincial, local or other law, rule, regulation, statute, ordinance, judgment, decree, order, policy, guideline, directive, common law, pronouncement, treaty, accord or similar item of any legislative, executive, judicial or other governmental entity or authority.

                  "LIEN" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, restrictions or other similar arrangement or interest in real or personal property.

                  "LOAN DOCUMENTS" has the meaning set forth in the Bridge Loan Agreement.

                  "LOAN PARTIES" has the meaning set forth in the Bridge Loan Agreement.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, properties, assets, liabilities, conditions (financial or otherwise) or prospects of IWCH (taking into account IWCH's direct and indirect ownership interests in its Subsidiaries and the Investees) or IWC China (b) the ability of IWC China to perform any of its obligations under the Transaction Documents, (c) the ability of Vanguard to exercise any right and remedy with respect to, or otherwise to realize upon, any of the security for the obligations secured by the Pledge Agreement or (d) any other right or remedy of Vanguard under any Transaction Document, if, in each case, the same would, either individually or in the aggregate, materially impair the benefits to Vanguard of this Agreement or any other Transaction Document and the transactions contemplated thereby.

                  "1933 ACT" means the Securities Act of 1933, as amended.

                  "OBLIGATIONS" has the meaning set forth in the Bridge Loan Agreement.

                  "ORGANIZATIONAL DOCUMENTS" with respect to any Person, means the articles or certificate of incorporation, bylaws and similar organizational or constitutional documents of such Person, including any such items which may come into existence after the date of this Agreement, and in each case as in effect from time to time.

                  "ORIGINAL LOAN" has the meaning set forth in the second paragraph of this Agreement.

                  "PAYMENT DATE" has the meaning set forth in Section 2.3.

                  "PERSON" means any individual, corporation, partnership, limited liability company, trust or other entity, including any governmental entity or agency.

                  "PLEDGE AGREEMENT" means the Pledge Agreement, a form of which is attached hereto as Exhibit A.

                  "PLEDGED SHARES" means all of the SDL Shares pledged by IWC China pursuant to the Pledge Agreement.

                  "QUARTERLY PAYMENT DATE" means the 18th day of each December, March, June and September, beginning with December 18, 1997.

                  "REIMBURSEMENT OBLIGATION" means any and all Obligations of IWC China under this Agreement and the other Transaction Documents.

                  "REQUISITE AMOUNT" means sum of (l) the aggregate amount, if any, required to be paid by Pakistan Wireless Holdings Limited and/or IWCH, as the case may be, under the Loan Agreement, dated as of August 18, 1997, between Pakistan Wireless Holdings Limited and the lenders who are parties thereto and the Loan Agreement, dated as of August 18, 1997, between IWCH and the lenders who are parties thereto, in each case, directly as a result of any Triggering Event and (2) $10,000,000.

                  "RETAINED SDL SHARES" means 100 SDL Shares which, in addition to all other Pledged Shares, shall be pledged to Vanguard pursuant to the Pledge Agreement but the beneficial ownership of which shall be retained by IWC China.

                  "SDL" has the meaning set forth in the second paragraph of this Agreement.

                  "SDL SUBSCRIPTION AGREEMENT" means the Subscription Agreement, dated as of September 23, 1996, among SDL, Star Telecom Holding Limited, International Wireless Communications, Inc., as amended or modified from time to time.

                  "SDL SHAREHOLDERS' AGREEMENT" means the Amended and Restated Shareholders Agreement, dated as of April 4, 1997, among SDL, Star Telecom Holding Limited, International Wireless Communications, Inc. and Vanguard China, Inc., as amended or modified from time to time.

                  "SDL SHARES" has the meaning set forth in the second paragraph of this Agreement.

                  "SECOND IWC SHARES" has the meaning set forth in the SDL Subscription Agreement.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, trust, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more direct or indirect Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other voting or economic ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more direct or indirect Subsidiaries of that Person or a combination thereof, in each case including control by agreement. A Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons is allocated a majority of partnership, limited liability company, association or other business entity gains or losses or is or controls a managing director, managing member, manager, trustee, general partner or similar official or Person with respect to such partnership, limited liability company, association or other business entity.

                  "TORONTO-DOMINION" has the meaning set forth in the second paragraph of this Agreement.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Pledge Agreement and the Vanguard Warrant.

                  "TRANSFER" has the meaning set forth in the SDL
Shareholders' Agreement.

                  "TRANSFER DATE" has the meaning in Section 2.3.

                  "TRIGGERING EVENT" means the occurrence of either of the following: (a) any direct or indirect private issuance or sale or series of related issuances or sales of Equity Securities of IWCH or any other Designated IWC Entity (other than SDL), which results in net cash proceeds to the issuer of not less than the Requisite Amount, or (b) any direct or indirect sale or other disposition of any assets of IWCH or any other Designated IWC Entity (other than SDL) which results in net cash proceeds to such seller of not less than the Requisite Amount.

                  "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                  "VANGUARD" has the meaning set forth in the first paragraph of this Agreement.

                  "VANGUARD WARRANT" means a warrant (whether or not represented by a certificate issued or reissued on a later date), in the form of the attached EXHIBIT B, issued pursuant to this Agreement, and any warrant in such form issued in whole or in part in replacement thereof or substitution therefor.

                  "WARRANT SHARES" means shares of common stock of IWCH issuable upon exercise of the Vanguard Warrant.

                                   ARTICLE II

                  ISSUANCE OF IWC GUARANTY AND RELATED MATTERS

                  2.1  IWC GUARANTY.

                       (a) ISSUANCE OF IWC GUARANTY. In connection with the Bridge Loan Agreement Amendment, Vanguard shall issue to Toronto-Dominion on behalf of IWC China the IWC Guaranty. The IWC Guaranty issued by Vanguard may be a part of one guaranty instrument which incorporates the guaranty by Vanguard on its own behalf of the repayment of (x) the Additional Loans made by Toronto-Dominion under the Bridge Loan Agreement in an aggregate principal amount not to exceed seven percent (7%) of the aggregate principal amount of all Additional Loans and seven percent (7%) of all Obligations of SDL (other than Advances under the Bridge Loan Agreement) relating to the Additional Loans now or hereafter existing under the Bridge Loan Documents, whether for interest, fees, expenses or otherwise and (y) the Original Loan made by Toronto-Dominion under the Bridge Loan Agreement in an aggregate principal amount not to exceed $3,760,000 and forty-seven percent (47%) of all Obligations of SDL (other than Advances under the Bridge Loan Agreement) relating to the Original Loans now or hereafter existing under the Bridge Loan Documents, whether for interest, fees, expenses or otherwise. For purposes of this Agreement, each repayment by SDL to Toronto-Dominion of principal amount of any loan or Advances under the Bridge Loan Agreement shall be deemed to be a repayment of (1) first, principal amounts outstanding under the Original Loan until the Original Loan shall be deemed to have been paid in full and (2) thereafter, principal amounts outstanding under the Additional Loans.

                       (b) INITIAL FEE. In consideration of entering into this Agreement, IWC China shall pay Vanguard an initial fee of $240,000 cash simultaneously with the execution of this Agreement.

                       (c) WARRANTS. In further consideration of entering into this Agreement and issuing the IWC Guaranty, IWC China shall issue to Vanguard or any of its Affiliates designated by Vanguard ("Designated Affiliate") the Vanguard Warrant in the form attached hereto as EXHIBIT A simultaneously with the execution of this Agreement.

                       (d) PLEDGE AGREEMENT. All of IWC China's Obligations under this Agreement shall be secured by a pledge by IWC China of the Pledged Shares pursuant to the Pledge Agreement. Simultaneously with the execution of this Agreement, IWC China shall execute and deliver the Pledge Agreement and all other documents required to be delivered thereunder.

                       (e) CLOSING DOCUMENTS. Simultaneously with the execution of this Agreement, IWC China shall deliver or cause to be delivered the following documents:

                           (i)  Opinions of counsel reasonably requested by
Vanguard in form and substance reasonably satisfactory to it; and

                           (ii) Signed copies of officers' certificates
reasonably requested by Vanguard in form and substance reasonably satisfactory to it, together with copies of all documents evidencing corporate action taken with respect to the Transaction Documents and its Organizational Documents.

                  2.2 GUARANTY FEE. So long as this Agreement remains in effect, as compensation for Vanguard's issuance of the IWC Guaranty, IWC China shall cause to be paid to Vanguard (or its Designated Affiliate) a guaranty fee consisting of IWCH Shares in accordance with the following provisions:

                       (a) On each Quarterly Payment Date (other than December 18, 1998), Vanguard (or its Designated Affiliate) shall be paid a guaranty fee consisting of the number of IWCH Shares determined in accordance with the following formula:

                  M = (N x O x P)/$12.48

                  M = the number of IWCH Shares to be transferred to Vanguard (or its Designated Affiliate) as guaranty fee under this Section 2.2(a).

                  N = the Average Aggregate Outstanding Amount during the period between the date on which the last guaranty fee payment became due and payable pursuant to this Section 2.2 (or the date of this Agreement in the case of the first guaranty fee under this Section 2.2) and such Quarterly Payment Date.

                  O = the Applicable Rate for the period immediately preceding such Quarterly Payment Date.

                  P = a quotient, the numerator of which is the actual number of days elapsed during the period between the date on which the last guaranty fee payment became due and payable pursuant to this Section 2.2 (or the date of this Agreement in the case of the first guaranty fee under this Section 2.2) and such Quarterly Payment Date and the denominator of which is 365 or 366 (depending on the number of days during the year in question).

                       (b) On December 18, 1998, Vanguard (or its Designated Affiliate) shall be paid a guaranty fee consisting of the number of IWCH Shares determined in accordance with the following formula:

                  Q = (R x S x T)/$12.48 + (R x S x T)/$12.48 +(R x S
                       (1) (1) (1)          (2) (2) (2)         (3) (3)
x T)/$12.48
  (1)
                  Q = the number of IWCH Shares to be transferred to Vanguard (or its Designated Affiliate) as guaranty fee under this Section 2.2(b).

                  R = the Average Aggregate Outstanding Amount during the
                  (1)
period between September 18, 1998 (inclusive of such date) and October 17, 1998 (inclusive of such date).

                  S = the Applicable Rate on and after September 18, 1998
                  (1)
and prior to October 18, 1998.

                  T = 30/365.
                  (1)

                  R = the Average Aggregate Outstanding Amount during the
                  (2)
period between October 18, 1998 (inclusive of such date) and November 17, 1998 (inclusive of such date).

                  S = the Applicable Rate on and after October 18, 1998 and
                  (2)
prior to November 18, 1998.

                  T = 31/365.
                  (2)

                  R = the Average Aggregate Outstanding Amount during the
                  (3)
period between November 18, 1998 (inclusive of such date) and December 17, 1998 (inclusive of such date).

                  S = the Applicable Rate on and after November 18, 1998 and
                  (3)
prior to December 18, 1998.

                       (c) On the date on which this Agreement terminates (if such date does not coincide with a Quarterly Payment Date), Vanguard (or its Designated Affiliate) shall be paid a guaranty fee consisting of the number of IWCH Shares determined in accordance with Section 2.2(a) or (b) above, as the case may be, based upon the number of days elapsed between the date on which the last guaranty fee payment became due and payable (or the date of this Agreement, if no guaranty fee shall have become due and payable) pursuant to this Section 2.2 and the date on which this Agreement is terminated.

                       (d) IWC China shall take all steps to cause all right, title and interest in and to all IWCH Shares required to be transferred to Vanguard (or its Designated Affiliate) under this Section 2.2 to be vested in Vanguard (or its Designated Affiliate), free and clear of any and all Liens, and pay all costs and expenses incurred in connection with such transfer, including fees and expenses of counsel, if any, relating to such transfer.

                  2.3  ADDITIONAL GUARANTY FEE.

                       (a) Upon any payment by Vanguard under the IWC Guaranty, IWC China shall pay to Vanguard (or its Designated Affiliate) as compensation for such payment by Vanguard an additional guarantee fee consisting of SDL Shares in accordance with the following provisions:

                           (i)   in the case of the first payment by Vanguard
under the IWC Guaranty, as soon as practicable but no later than ten (10) Business Days after the date of first such payment (the "First Payment Date") by Vanguard under the IWC Guaranty, IWC China shall pay Vanguard (or its Designated Affiliate) an additional guarantee fee consisting of the following number of SDL Shares:

                  D = 0.00205 x E x F, where

                  D = the number of SDL Shares to be transferred to Vanguard (or its Designated Affiliate) as additional guaranty fee under this Section 2.3(a)(i).

                  E = the aggregate number of issued and outstanding SDL Shares detennined as of the First Payment Date.

                  F = the total number of days between the date of this Agreement and the First Payment Date, divided by 365, multiplied by 12.

                           (ii)  in the case of any subsequent payment by
Vanguard under the IWC Guaranty after the First Payment Date, as soon as practicable but no later than ten (10)

Business Days after the date of such payment (each such date, a "Payment Date") by Vanguard under the IWC Guaranty, IWC China shall pay Vanguard (or its Designated Affiliate) an additional guarantee fee consisting of the following number of SDL Shares:

                  G = 0.0041 x H x I, where

                  G = the number of SDL Shares to be transferred to Vanguard (or its Designated Affiliate) as additional guaranty fee under this Section 2.3(a)(ii).

                  H = the aggregate number of issued and outstanding SDL Shares determined as of such Payment Date on which Vanguard makes such payment under the IWC Guaranty.

                  F = the total number of days between the most recent Payment Date (or the First Payment Date, if applicable) and such Payment Date, divided by 365, multiplied by 12.

                           (iii) simultaneously with the payment or
satisfaction in full of IWC China's Reimbursement Obligations hereunder (the date on which such payment or satisfaction occurs, the "Final Payment Date"), IWC China shall pay Vanguard (or its Designated Affiliate) an additional guarantee fee consisting of the following number of SDL Shares:

                  J = 0.0041 x K x L, where

                  J = the number of SDL Shares to be transferred to Vanguard (or its Designated Affiliate) as additional guaranty fee under this Section 2.3(a)(iii).

                  K = the aggregate number of issued and outstanding SDL Shares determined as of the Final Payment Date.

                  L = the total number of days between the most recent Payment Date (or the First Payment Date, if applicable) and the Final Payment Date, divided by 365, multiplied by 12.

                       (b) If within thirty (30) days after the occurrence of
(x) an IPO Event, the IWC Guaranty is not fully and forever terminated and Vanguard is not permanently and indefeasibly released and discharged from its Obligations under the IWC Guaranty or (y) a Triggering Event, the IWC Guaranteed Amount is not permanently reduced by the amount of the Excess Proceeds from such Triggering Event and Vanguard's Obligations under the IWC Guaranty is not permanently and indefeasibly released and discharged by the amount of such Excess Proceeds, then IWC China shall pay to Vanguard (or its Designated Affiliate) on the 31 st day after the occurrence of such IPO Event or Triggering Event (the "Transfer Date") as compensation an additional guarantee fee consisting of four percent (4%) of the aggregate number of issued and outstanding SDL Shares as of such Transfer Date.

                       (c) IWC China shall take all steps to cause all right, title and interest in and to all SDL Shares required to be transferred to Vanguard (or its Designated Affiliate) under this Section 2.3 to be vested in Vanguard (or its Designated Affiliate), free and clear of any and all Liens, including the execution and delivery of all necessary duly stamped bought and sold notes and instruments of transfer and all other documents and instruments required in connection with such transfer. IWC China shall pay all costs and expenses incurred in connection with such transfer, including all applicable stamp duties and fees and expenses of counsel relating to such transfer.

                       (d) IWC China and Vanguard hereby agree and acknowledge that all of the fees contemplated by this Article II are fair and reasonable in light of the transactions contemplated by this Agreement and the Bridge Loan Documents and are commensurate with the rinks taken by Vanguard and the benefits received by IWC China in connection with such transactions.

                  2.4  REIMBURSEMENT OF PAYMENTS BY VANGUARD.

                       (a) IWC China hereby unconditionally and irrevocably agrees to reimburse Vanguard immediately for any and all payments made by Vanguard under the IWC Guaranty, and in addition agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by Vanguard in enforcing any rights under this Agreement.

                       (b) The Obligations of IWC China under this Agreement are independent of any Obligations of any other Loan Party under the Bridge Loan Documents, and a separate action or actions may be brought and prosecuted against IWC China to enforce this Agreement, irrespective of whether any action is brought against SDL or any other Loan Party or whether SDL or any other Loan Party is joined in any such action or actions. The liability of IWC China under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and IWC China hereby irrevocable waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (1) any lack of validity or enforceability of any Bridge Loan Document or Transaction Document or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Bridge Loan Documents, or any other amendment or waiver of or any consent to departure from any Bridge Loan Document; (3) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations or Reimbursement Obligations; (4) any change, restructuring or termination of the corporate structure or existence of SDL or any of its Subsidiaries; (5) any failure of Toronto-Dominion or Vanguard to disclose to any Loan Party or IWC China any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to Toronto-Dominion or Vanguard; (6) any existence of or reliance on any representation by any party or any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, any Loan Party, IWC China or any other guarantor or surety; (7) any default by any party under the Bridge Loan Agreement or insolvency of any party to the Bridge Loan Documents or IWC China; or (8) any act or omission on the part of Vanguard or its Designated Affiliates. IWC China expressly (x) agrees that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any law wherever enacted, now or hereafter in force, that may affect the agreements or the performance of this Agreement or any other Transaction Documents, (y) waives all benefits or advantage of any such law and (z) agrees that it shall not resort to any such law, hinder, delay or impede the execution of any power herein granted to Vanguard but shall suffer and permit the execution of every such power as though no such law has been enacted. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by IWC China is rescinded or must otherwise be returned by Vanguard or any other Person upon the insolvency, bankruptcy or reorganization of any party or otherwise, all as though such payment had not been made.

                       (c) IWC China hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Reimbursement Obligations, this Agreement or any other Transaction Documents and any requirement that Vanguard protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. IWC China hereby waives any right to revoke this Agreement or any other Transaction Documents or its obligations hereunder or thereunder, and acknowledges that this Agreement is continuing in nature and applies to all Reimbursement Obligations, whether existing now or in the future. IWC China acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Bridge Loan Documents and the Transaction Documents and that the waivers set forth in this Section 2.4(c) are knowingly made in contemplation of such benefits.

                       (d) IWC China will not exercise any rights that it may now or hereafter acquire against SDL or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Reimbursement Obligations under this Agreement or any other Bridge Loan Document or Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Vanguard or any other Loan Party against SDL or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from SDL or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Reimbursement Obligations and all other amounts payable under this Agreement shall have been paid in full in cash. If any amount shall be paid to IWC China in violation of the preceding sentence at any time prior to the payment in full in cash of the Reimbursement Obligations and all other amounts payable under this Agreement, such amount shall be held in trust for the benefit of Vanguard and shall forthwith be paid to Vanguard to be credited and applied to the Reimbursement Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Reimbursement Obligations or other amounts payable under this Agreement thereafter arising. If (1) IWC China shall make payment to Vanguard of all or any part of the Reimbursement Obligations and (2) all of the Reimbursement Obligations and all other amounts payable under this Agreement shall be paid in full in cash, Vanguard will, at IWC China's request and expense, execute and deliver to IWC China appropriate documents, with recourse and without representation or warranty, necessary to evidence the transfer by subrogation to IWC China of an interest in the Guaranteed Obligations resulting from such payment by IWC China.

                       (e) IWC China hereby agrees that if any Pledged Shares are transferred to Vanguard pursuant to the Pledge Agreement, then, subject to Star Telecom Holding Limited's consent pursuant to the SDL Subscription Agreement, Vanguard shall have the right (but not the obligation), at any time, to cause Vanguard China, Inc. or any other Designated Affiliate to assume IWC China's right to subscribe for the Second IWC Shares pursuant to
Section 1 of the SDL Subscription Agreement by notifying IWC China of Vanguard's request to assume such right. Upon such notification, IWC China shall use its best efforts to obtain Star Telecom Holding Limited's consent to assign IWC China's right to subscribe for the Second IWC Shares to Vanguard China, Inc. or any other Designated Affiliate, and upon receipt of such consent, shall execute and deliver an assignment and assumption agreement in the form attached hereto as EXHIBIT C.

                  2.5 PAYMENTS. All payments by IWC China hereunder to Vanguard (including payments under Sections 2.1(b), 2.4 and 5.4) will be made in lawful money of the United States of America, by wire transfer of immediately available funds for the account of Vanguard to an account specified by Vanguard without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If IWC China is required by any law to deduct, setoff or withhold any amount from or in respect of any payment to Vanguard under this Agreement, then (a) the amount so payable to Vanguard will be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, Vanguard will receive an amount equal to the sum it would have received had no such deductions, setoffs or withholding been made, (b) IWC China shall make such deductions and (c) IWC China shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  2.6 VANGUARD'S REPRESENTATIONS AND WARRANTIES. Vanguard makes the following representations and warranties (which representations and warranties IWC China is relying upon in entering into this Agreement), with respect to itself:

                       (a) The Vanguard Warrant, SDL Shares and shares of IWCH's common stock (collectively, the "Designated Securities") which Vanguard or its Designated Affiliate acquires pursuant to this Agreement will be acquired for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable federal or state securities laws, and Vanguard (or its Designated Affiliate, as the case may be) has no present intention of selling, granting a participation in or otherwise distributing any of the Designated Securities. Vanguard (or its Designated Affiliate, as the case may be) has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any other Person with respect to any of the Designated Securities.

                       (b) Vanguard (or its Designated Affiliate, as the case may be) believes that it has received all of the information which it considers necessary or appropriate for deciding to acquire the Designated Securities pursuant to this Agreement. Vanguard (or its Designated Affiliate, as the case may be) has had an opportunity to ask questions and receive answers from IWC China regarding the business, properties, prospects and financial conditions of IWCH and SDL. The foregoing representation will not limit or modify any representation or warranty of IWC China or any other Person made in any Transaction Document.

                       (c) Vanguard (or its Designated Affiliate, as the case may be) acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Designated Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Designated Securities. Vanguard was not organized for the purpose of acquiring the Designated Securities.

                       (d) Vanguard (or its Designated Affiliate, as the case may be) understands that the Designated Securities is characterized as a "restricted security" under the federal securities laws, inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold under the 1993 Act only under certain circumstances. In this connection, Vanguard represents that it (or its Designated Affiliate, as the case may be) is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  As a material inducement to Vanguard to enter into this Agreement and the transactions contemplated by the Transaction Documents, IWC China hereby makes the following representations and warranties (which representations and warranties will survive the execution and delivery of this Agreement) that:

                  3.1 ORGANIZATION AND QUALIFICATION. Each of the Designated IWC Entities (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly authorized to do business in each jurisdiction in which such authorization is required by law or in which the failure to be so authorized would not have Material Adverse Effect, and (c) has all requisite power and authority (1) to own or hold under lease and to operate all its property and assets and (2) to execute, deliver and perform all its obligations under each Transaction Document to which it is a party.

                  3.2 CORPORATE POWER, ETC. Each of IWCH and IWC China has full corporate power and authority to enter into, deliver and perfonn its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Transaction Document to which it is a party. Each Transaction Document to which IWC China is a party constitutes the legal, valid and binding obligation of IWC China, enforceable against it in accordance with its terms. The Vanguard Warrant constitutes the legal, valid and binding obligation of IWCH, enforceable against it in accordance with its terms.

                  3.3 CERTAIN OTHER REPRESENTATIONS. The representations and warranties in each Transaction Document made by all of the parties thereto (other than Vanguard) are true and correct and are incorporated herein by reference.

                  3.4 NO CONFLICT. Neither the execution and delivery of each Transaction Document by all of the parties thereto (other than Vanguard) nor the performance by each such party of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will (a) conflict with the Organizational Documents of such party, or (b) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Pledge Agreement) upon any of the property or assets of any IWCH Entity under, any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System) or any indenture, mortgage, deed of trust or other instrument or agreement to which any IWCH Entity may be or become a party or by which it may be or become bound or to which any of the property or assets of such IWCH Entity may be subject. Without limiting the foregoing, the transactions contemplated by the Transaction Documents are permitted under the Indenture, and IWC China is an "Unrestricted Subsidiary" as such terms is defined and used in the Indenture.

                  3.5 APPROVALS, ETC. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any government authority or regulatory body, and no filing, recording, publication or registration in any public office or any other place is required in connection with the execution, delivery and performance by any party (other than Vanguard) to any Transaction Document, or for the legality, validity, binding effect or enforceability thereof.

                  3.6 NO MATERIAL ADVERSE EFFECT. Since June 30, 1997, there has been no, nor to the best of IWC China's knowledge, has there been any event that could reasonably be expected to have a Material Adverse Effect (other than any Material Adverse Effect resulting solely from SDL's business or financial condition).

                  3.7 LITIGATION, ETC. There is no pending or, to the best of IWC China's knowledge, threatened, litigation, investigation, action or proceeding of or before any court, arbitrator or governmental agency (including any Environmental Action) binding upon or affecting any of the Designated IWC Entities or their respective properties and assets that (a) could reasonably be expected to cause a Material Adverse Effect to occur or
(b) purports to affect the legality, validity or enforceability of any Transaction Document.

                  3.8 NO VIOLATION, ETC. None of the Designated IWC Entities is in violation of (a) any term of its Organizational Documents, or (b) any term of any other agreement or instrument to which it is a party or by which it is bound in any respect, which, in each case, has or could be reasonably expected to have a Material Adverse Effect.

                  3.9 MARGIN STOCK. IWC China is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T and X issued by the Board of Governors of the Federal Reserve System.

                  3.10 INVESTMENT COMPANY ACT AND PUBLIC UTILITY HOLDING COMPANY ACT. None of the IWCH Entities is, and is not directly or indirectly controlled by any Person which is, required to register as an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended. None of the IWCH Entities is a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the cleaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

                  3.11 TAXES. Each of the Designated IWC Entities has filed all tax returns required to be filed by it and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Material Adverse Effect or which are being contested in good faith by appropriate proceedings.

                  3.12 ENVIRONMENTAL LAWS. The operations and properties of the Designated IWC Entities comply in all material respects with all applicable Environmental Laws, except where the failure to so comply could not be reasonably expected to have a Material Adverse Effect, and all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Designated IWC Entities, except for such Environmental Permits where the failure to obtain the same could not be reasonably expected to have a Material Adverse Effect.

                  3.13 CONDITIONS PRECEDENT. Upon execution hereof and the other Transaction Documents by all of the parties thereto, there are no conditions precedent to the effectiveness of this Agreement and the Transaction Documents that have not been satisfied or waived.

                  3.14 CREDIT ANALYSIS; OTHER INFORMATION. IWC China has, independently and without reliance upon Vanguard and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents, and have established adequate means of obtaining from SDL on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of SDL.

                  3.15 SECURITY INTEREST; PLEDGED SHARES, ETC.

                       (a) IWC China is the lawful owner, of record and beneficially, of the entire right, title and interest in and to the Pledged Shares, free and clear of all Liens or adverse claims. The security interest granted by IWC China under the Pledge Agreement and the delivery of the Pledged Shares to Vanguard pursuant to the Pledge Agreement comply with all applicable laws and create a valid and perfected first priority security interest in the Pledged Shares, free of any adverse claim and subject to no equal or prior security interest of any other Person, securing the payment and performance of the Reimbursement Obligations of IWC China under this Agreement. No registration, recording or filing with any governmental body or agency is required for the perfection of such security interest. There is no currently effective financing statement or other instrument similar in effect that is on file in any recording office covering any part of IWC China's interest in the Pledged Shares. Upon transfer of any of the Pledged Shares by IWC China to Vanguard pursuant to Section 2.3 of this Agreement, good and marketable title to such Pledged Shares and all right, title and interest therein and thereto will be vested in Vanguard, free and clear of all Liens or adverse claims.

                       (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the SDL Shareholders' Agreement, there are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of the Pledged Shares, and there are no outstanding agreements relating to the issuance, purchase, repurchase, redemption, transfer, voting or preemptive rights with respect to the Pledged Shares.

                       (c) IWC China has the right to subscribe for the Second IWC Shares pursuant to the SDL Subscription Agreement according to the terms set forth therein. The SDL Subscription Agreement has not been amended or modified since June 18, 1997.

                  3.16 DESIGNATED SECURITIES, ETC. Each of the Designated Securities has been duly authorized, issued and delivered (if applicable) by the issuer thereof The Warrant Shares have been duly authorized by the issuer thereof, and, when issued and delivered upon exercise of the Vanguard Warrant, will be validly issued, fully paid, nonassessable and free of preemptive rights. The Vanguard Warrant is exercisable into the Warrant Shares in accordance with its terms. There will at all times be available,
(1) such number of Warrant Shares issuable upon exercise of the Vanguard Warrant, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of the Vanguard Warrant for the full number of Warrant Shares specified in the Vanguard Warrant and (2) such number of IWCH Shares that may be issued pursuant to Section 2.2, free from all preemptive rights with respect thereto.

                  3.17 OWNERSHIP OF IWCH. Schedule 3.17 sets form the record and beneficial ownership of the outstanding Equity Securities of IWCH and the authorized Equity Securities of IWCH. Other than as set forth in IWCH's Organizational Documents, IWCH is not under any obligation (contingent or otherwise) to redeem or otherwise acquire any Equity Securities of IWCH or any other Person or to effect any Distribution.

                                   ARTICLE IV

                                    COVENANTS

                  4.1 AFFIRMATIVE COVENANTS. IWC China covenants that, until the termination of this Agreement and each of the other Transaction Documents, it will, and will cause each of its Subsidiaries to:

                       (a) CORPORATE EXISTENCE, ETC. Preserve and maintain in full force and effect its corporate existence, rights (charter and statutory), franchises, and privileges and qualify and remain qualified, as a corporation in good standing in each jurisdiction in which such qualification is from time to time necessary, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; PROVIDED, HOWEVER, that IWC China shall not be required to preserve any right, privilege or franchise if the board of directors thereof shall determine in good faith that such right, privilege or franchise is no longer useful in the conduct of its business, and the loss thereof could not reasonably be expected to have a Material Adverse Effect.

                       (b) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except where the failure to so comply would not have a Material Adverse Effect.

                       (c) INSURANCE. Maintain insurance with financially sound and reputable insurers in such amounts and against such risks, as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

                       (d) KEEPING OF BOOKS. Keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of IWC China in accordance with generally accepted accounting principles in effect from time to time or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over IWC China.

                       (e) ACCESS TO RECORDS. Provide Vanguard and its authorized advisors and representatives reasonable access to all books, records, offices and other facilities and properties of IWC China upon reasonable notice, and allow Vanguard or its authorized advisors or representatives (as the case may be) to make such examinations thereof and copies of and abstracts from such books and records as Vanguard or its authorized advisors or representatives (as the case may be) may reasonably request.

                       (f) PAYMENT OF TAXES, ETC. Pay and discharge before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might become a Lien upon its property; PROVIDED, HOWEVER, that IWC China shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                       (g) REPORTING. Furnish to Vanguard, upon request, without cost to Vanguard, copies of all documents and certificates delivered by any of the Designated IWC Entities to its lenders or holders of debt promptly after delivery thereof to such lender or holders of debt.

                       (h) CERTAIN NOTICES. Promptly upon any officer of IWC China obtaining knowledge thereof, give notice to Vanguard of any development, including, without limitation, any litigation, investigation or proceeding affecting IWC China, which has a Material

Adverse Effect, could reasonably be expected to have a Material Adverse Effect or, in the case of any litigation, investigation or other proceedings, which could, if adversely decided, reasonably be expected to have a Material Adverse Effect.

                       (i) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply with all Environmental Laws and Environmental Permits applicable to its operations and properties, noncompliance with which could have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; PROVIDED, HOWEVER, that IWC China shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                       (j) PARI PASSU. Ensure that all payment obligations under this Agreement shall rank pari passu with all present and future senior unsecured obligations of IWC China.

                       (k) PERFORMANCE OF OBLIGATIONS; PLEDGES.

                           (i)  Cause all of the parties (other than
Vanguard) to each Transaction Document to keep, observe, comply and perform in full each of their obligations under each such Transaction Document.

                           (ii) At their own expense, take all actions
(including filing, registering and recording all necessary documents and paying all fees taxes, levies, imposts and expenses in connection therewith) reasonably requested by Vanguard or are reasonably necessary to establish, create, maintain, protect, perfect and continue the perfection of a valid and perfected first priority security interest in the Pledged Shares, and prior to taking any such action, furnish to Vanguard timely notices of the necessity of such action, together with such instruments, in execution form, and such other information as may be required or requested by Vanguard to enable Vanguard to effect such action and cause to be delivered to Vanguard such opinions of counsel and other related documents as may reasonably be requested by Vanguard to assure compliance with this clause (ii).

                       (l) RETAINED SHARES. In the case of IWC China, upon any transfer of any SDL Shares pursuant to this Agreement or any other Transaction Documents, hold at all times, and not Transfer, the Retained Shares and exercise its rights under the SDL Shareholders' Agreement to nominate to SDL's board five individuals designated by Vanguard (it being understood and agreed that Vanguard will indemnify and hold harmless IWC China from and against all losses, liabilities, damages, costs, expenses and charges suffered or incurred by IWC China directly as a result of holding the Retained Shares and exercising its rights under the SDL Shareholders' Agreement, except for such losses, liabilities, damages, costs, expenses and charges arising from IWC China's gross negligence or willful misconduct or violation of any law by any IWCH Entities).

                       (m) RELEASE OF IWC GUARANTY. Use its best commercially reasonable efforts to cause as soon as practicable (1) the IWC Guaranty to be permanently reduced and terminated and (2) Vanguard's Obligations under the IWC Guaranty to be permanently and indefeasibly released and discharged.

                  4.2 NEGATIVE COVENANTS. IWC China covenants, that, until the termination of this Agreement and each of the other Transaction Documents, it will not, and will cause each of its Subsidiary not to:

                       (a) DEBT. In the case of IWC China and its Subsidiaries (other than SDL), create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, or any Debt, except for (1) Debt under this Agreement or any other Transaction Documents, (2) IWC China's Guaranty, dated July 10, 1997, in favor of PT. Bank Indonesia Raya, as amended or modified from time to time and (3) that certain Letter of Guarantee, dated July 24, 1997, issued by IWC China in favor of Mitsui & Co. Ltd. in connection with that certain Microwave Equipment Supply Contract, dated July 24, 1997, among SDL, Mitsui & Co. Ltd. and Harris Corporation.

                       (b) MERGERS, ETC. Merge or consolidate with, or sell, assign, lease; transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or Persons.

                       (c) DIVIDENDS AND STOCK PURCHASES. Directly or indirectly, or through any Subsidiary or Investee, declare, make or pay, or incur any liability to declare, make or pay, any Distribution, other than, in the case of its Subsidiaries or any Investee, pro rata Distributions made in accordance with its Organizational Documents.

                       (d) INVESTMENTS. In the case of IWC China and its Subsidiaries (other than SDL), make any Investment.

                       (e) RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. In the case of IWC China and its Subsidiaries (other than SDL), create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any of its Subsidiaries or any Investee to (i) pay any Distribution in respect of any of such Subsidiary's or Investee's capital stock or other Equity Securities owned by IWC China or any of its Subsidiaries or any Investee, (ii) pay any Debt owed to IWC China or any of its Subsidiaries or any Investee, (iii) make loans or advances to IWC China or any of its Subsidiaries or any Investee or (iv) transfer any of its property or assets to IWC China or any of its Subsidiaries or any Investee.

                       (f) CHANGE OF BUSINESS. In the case of IWC China, conduct or enter into any business other than the ownership and management of its Investment in SDL.

                       (g) LIMITATION ON CREATION OF SUBSIDIARIES. In the case of IWC China, establish, create or acquire any Subsidiary (other than SDL).

                       (h) OPERATE OTHER THAN IN ORDINARY COURSE. Operate its business, other than in the usual and ordinary course and other than that which is consistent with the past practice established by IWC China.

                       (i) NEGATIVE PLEDGE; LIENS. Except pursuant to the Pledge Agreement: (i) create, assume, incur or suffer to be created, assumed, incurred or to exist any Lien upon any of its properties or assets (including, without limitation, the Pledged Shares, or the income or profits therefrom) other than in favor of Vanguard; (ii) covenant in favor of any party (other than Vanguard) that it will not create, assume, incur or suffer to be created, assumed, incurred or to exist any Lien upon any of the Pledged Shares, or the income or profits herefrom; (iii) permit or acquiesce in the perfection of any security interest held by any party (other than Vanguard) against any of its properties or assets (including, without limitation, the Pledged Shares, or the income or profits therefrom); (iv) Transfer any of its properties or assets (including, without limitation, the Pledged Shares or the income or profits therefrom) for any reason, including, without limitation, for the purpose of subjecting the same to the payment of Debt or performance of any other obligation; or (v) execute or authorize to file in any public office any financing statement (or similar statement or instrument or registration under any law) or statements relating to its properties or assets (including, without limitation, the Pledged Shares), other than for the benefit of Vanguard.

                       (j) SECOND IWC SHARES. In the case of IWC China, assign or grant any right or interest to any Person to subscribe for the Second IWC Shares pursuant to the SDL Subscription Agreement, without the prior written consent of Vanguard.

                       (k) AMENDMENTS OR WAIVERS. Amend, modify or change in any manner, or waive any of its rights pursuant to, its Organizational Documents, which, in the reasonable judgment of Vanguard, would adversely affect Vanguard's rights and benefits under the Transaction Documents and the documents delivered pursuant thereto.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  5.1 MODIFICATIONS, AMENDMENTS OR WAIVERS. The provisions of this Agreement and the other Transaction Documents may be modified, amended or waived, but only by a written instrument signed by IWC China and Vanguard.

                  5.2 SUCCESSORS AND ASSIGNS IN GENERAL. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that IWC China may not assign or transfer its rights under this Agreement or any interest under this Agreement or delegate its liabilities, obligations or duties, without the prior written consent Vanguard.

                  5.3 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure of Vanguard in exercising any right, power or remedy under this Agreement or any other Transaction Document will affect or operate as a waiver thereof, nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof, or of any other right, power or remedy. The rights and remedies of Vanguard under this Agreement and each other Transaction Document are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Vanguard of any breach or default or any such waiver of any provision or condition of this Agreement or; any other Transaction Document must be in writing and will be effective only to the extent in such writing specifically set forth.

                  5.4 REIMBURSEMENT OF EXPENSES; TAXES. IWC China will upon demand pay or reimburse Vanguard for all reasonable out-of-pocket expenses, including fees and expenses of its counsel, from time to time (i) arising in connection with the preparation and execution of this Agreement and the other Transaction Documents (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, or (iii) arising in connection with the enforcement of the provisions of this Agreement or any other Transaction Document. IWC China will pay and save Vanguard harmless from all liability for any stamp or other similar taxes which may be payable in connection with this Agreement and the other Transaction Documents or the performance of any transactions contemplated hereby or thereby (but excluding any franchise tax, income tax, gross receipts tax or other similar tax).

                  5.5 HOLIDAYS. Whenever any payment or action to be made or taken under this Agreement or any other Transaction Document is stated to be due or required to be taken on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day, and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action (it being understood that to the extent applicable, the Applicable Rate in effect during such extension of time will be used in computing such fees).

                  5.6 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement or any other Transaction Document will, except as otherwise expressly provided herein or therein, be in writing and mailed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

                  To IWC China:

                         c/o International Wireless Communications, Inc. 400 S. E1 Camino Real
                         Suite 1275
                         San Mateo, CA 94402
                         Attention:      Douglas S. Sinclair
                                         Aarti C. Gurnani
                         Telecopy: (650) 548-1842
                  with a copy (which will not constitute notice) to:

                         Brooks Stough, Esq.
                         Gunderson Dettmer Stough Villeneuve
                         Franklin & Hachigan, LLP
                         155 Constitution Drive
                         Menlo Park, CA 94025
                         Telecopy: (650) 321-2800

                  To Vanguard:

                         Vanguard Cellular Financial Corp.
                         2002 Pisgah Church Road
                         Suite 300
                         Greensboro, NC 27455
                         Attention: Haynes Griffin
                         Telecopy: (910) 545-2233
                         Attention: Rich Rowlenson
                         Telecopy: (910) 545-2219

                  with a copy to (which will not constitute notice) to:

                         Hyun Park, Esq.
                         Latham & Watkins
                         885 Third Avenue
                         New York, NY 10022
                         Telecopy: (212) 751-4864

or in accordance with any subsequent written direction from the recipient party to the sending party made in accordance with this Section 5.6. All such notices and other communications will, except as otherwise expressly provided in this Agreement or any other Transaction Document, be effective upon (a) delivery if delivered by hand; (b) on the Business Day after deposited with a reputable overnight courier service, delivery charges prepaid; (c) on the third Business Day after deposited in the mail, postage prepaid; or (d) in the case of telecopy, when received.

                  5.7 SURVIVAL. All representations, warranties, covenants and agreements of the IWCH Entities contained in this Agreement or any other Transaction Document or made in writing in connection herewith or therewith will survive the execution and delivery of this Agreement and the issuance of the Vanguard Warrant. The provisions of this Article V will survive thy fulfillment of all payment and securities transfer obligations under this Agreement and the other Transaction Documents and the termination of this Agreement and the other Transaction Documents.

                  5.8  GOVERNING LAW; WAIVERS AND JURISDICTION.

                       (a) GOVERNING LAW. This Agreement will in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except that the filing, perfection, effect of perfection and enforcement of security interests and Liens under the Pledge Agreement in other jurisdictions will be governed by the laws of the applicable jurisdictions in accordance with the UCC as in effect in the State of California.

                       (b) WAIVERS. To the extent permitted by law, each party hereto hereby waives personal service of any and all process upon it in connection with this Agreement or any other Transaction Document and agrees that all such service of process may be made as provided in Section 5.6, and service so made will be deemed to be completed as provided in Section 5.6. In addition, IWC China and Vanguard each hereby waives trial by jury.

                       (c) EXCLUSIVE JURISDICTION. Except as provided in
Section 5.8(d), all disputes among or between Vanguard and IWC China arising out of, connected with, related to or incidental to the transactions contemplated by or the relationship established between them in connection with this Agreement or the other Transaction Documents, and whether arising in contract, tort, equity or otherwise, will be resolved only by state or federal courts located in New York County, New York, and Vanguard and IWC China hereby consent and submit to the jurisdiction of any state or federal court located within such county and state. Vanguard and IWC China acknowledge, however, that any appeals from those courts may be required to be heard by a court located outside of New York County, New York. Vanguard and IWC China waive in all disputes any objection that it may have to the location of the court considering the dispute. Nothing in this Section 5.8 will affect the right of Vanguard and IWC China to serve legal process in any manner permitted by law or affect the right of Vanguard to bring any action or proceeding against IWC China or its property in the courts of any other jurisdiction.

                       (d) OTHER JURISDICTIONS. Vanguard and IWC China agree that either party will have the right to proceed against the other party in a court in any location to enable such party to enforce a judgment or other court order obtained in any proceeding brought in accordance with Section 5.8(c) and entered in favor of such party. Each party waives any objection that it may have to the location of the court in which any party has commenced a proceeding described in this Section 5.8(d).

                  5.9 HEREIN, ETC. Words such as "herein," "hereunder," "hereof" and the like will be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document. Section, clause, Exhibit and Schedule references contained in this Agreement are references to Sections, clauses, Exhibits and Schedules in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the terms "knowledge" or "aware" will include the actual knowledge and awareness of the Person in question, and the knowledge and awareness that such Person would have obtained after making reasonable inquiry and exercising reasonable diligence with respect to the matter in question. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. Each reference in this Agreement to any law will be deemed to include such law as it hereafter may be amended, supplemented or modified from time to time and any successor thereto. Each reference to "dollars" or "$" shall mean the lawful currency of the United States.

                  5.10 SEVERABILITY. Whenever possible, each provision of this Agreement and each other Transaction Document will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Transaction Document is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or any other Transaction Document.

                  5.11 HEADINGS. Section and subsection headings in this Agreement and each other Transaction Document are included for convenience of reference only and will not constitute a part of this Agreement or any other Transaction Document for any other purpose.

                  5.12 COUNTERPARTS. This Agreement and each other Transaction Document may be executed in multiple counterparts and by any party hereto or thereto on separate counterparts, each of which, when so executed and delivered, will be an original, but all such counterparts will together constitute one and the same instrument.

                  5.13 INDEMNIFICATION.

                       (a) GENERALLY. In consideration of Vanguard's execution and delivery of this Agreement and the issuance of the IWC Guaranty hereunder, and in addition to all other obligations of IWC China under this Agreement and the other Transaction Documents, IWC China will defend, protect, indemnify and hold harmless Vanguard, and all of its respective officers, directors, employees and agents (including those retained in connection with the transactions contemplated by this Agreement and the other Transaction Documents) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding claims and losses arising from such Indemnitee's breach hereof or thereof or such Indemnitee's gross negligence or willful misconduct (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of this Agreement, the other Transaction Documents or any of the Bridge Loan Documents and any instrument, document or agreement executed pursuant hereto or thereto by any of the Indemnitees. To the extent that the foregoing undertaking by IWC China may be unenforceable for any reason, IWC China will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                       (b) ENVIRONMENTAL LIABILITIES. Without limiting the generality of the indemnity set out in Section 5.13(a), IWC China hereby further agrees to defend, protect, indemnify and hold harmless each Indemnitee from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the IWCH Entities or their respective predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any Hazardous Material (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Environmental Law or other), regardless of whether caused by, or within the control of, the IWCH Entities but excluding any such actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims arising as a direct result of the willful misconduct or gross negligence of such Indemnitee.

                       (c) CONTRIBUTION. To the extent that the undertaking to indemnify, pay and hold harmless by IWC China under this Section 5.13 may be unenforceable because it violates any law or public policy, IWC China will contribute the maximum portion that it is permitted to pay and satisfy under applicable law or public policy to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  5.14 PAYMENT SET ASIDE. To the extent that IWC China makes a payment or payments to Vanguard hereunder or any other Transaction Document or Vanguard enforces its security interests or rights or exercises its right hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to IWC China, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied and all Liens created under the Transaction Documents will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  5.15 COMPLETE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and the other Transaction Documents embody the complete agreement and understanding of the parties hereto and thereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof or thereof.

                  5.16 NO STRICT CONSTRUCTION. The language used in this Agreement and the other Transaction Documents will be deemed to be the language chosen by the parties to express or their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

                  5.17 TERMINATION. This Agreement shall remain in full force and effect until the earlier of (a) the payment in full of all Reimbursement Obligations under this Agreement and the complete satisfaction and discharge of all Obligations of all Loan Parties under the Bridge Loan Agreement and all other Bridge Loan Documents and (b) the complete satisfaction and discharge of all Obligations of SDL under the Bridge Loan Agreement and all other Bridge Loan Documents by SDL without any payment by any Loan Party (other than SDL) under the Bridge Loan Documents and the termination of the Bridge Loan Agreement, the IWC Guaranty and all other Bridge Loan Documents.

                                   * * * * *

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                       IWC CHINA LIMITED


                                       By:
                                          -------------------------------------

                                       Its:
                                          -------------------------------------


                                       VANGUARD CELLULAR FINANCIAL CORP.


                                       By:
                                          -------------------------------------

                                       Its:
                                          -------------------------------------

                                    EXHIBIT A

                           [FORM OF PLEDGE AGREEMENT]

                                PLEDGE AGREEMENT



                  PLEDGE AGREEMENT dated as of September 18, 1997 between IWC CHINA LIMITED., a corporation organized under the laws of Mauritius (the "Pledgor"), and VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation (the "Secured Party").

                                    RECITALS

                  WHEREAS, Star Digitel Limited, a company organized under the laws of Hong Kong ("SDL"), and Toronto-Dominion Bank (the "Bank") entered into that certain Bridge Loan Agreement, dated as of May 16, 1997 (as amended and modified from time to time, the "Bridge Loan Agreement"), providing for Advances, as deemed in the Bridge Loan Agreement, by the Bank to SDL in an aggregate principal amount not to exceed $8,000,000. SDL and the Bank are proposing to amend the Bridge Loan Agreement to increase the amount of Advances available thereunder by an additional $10,000,000 and soon thereafter by another $10,000,000 (such additional Advances of up to $20,000,000, the "Additional Loans");

                  WHEREAS, the Bank is willing to extend the Additional
Loans, provided that, among other things, certain parent entities of SDL's shareholders, guaranty SDL's obligations with respect to the Additional Loans;

                  WHEREAS, the Pledgor has requested that the Secured Party, in its stead, guaranty forty percent (40%) of the Additional Loans pursuant to the Guaranty, dated as of the date hereof, by the Secured Party in favor of the Bank (the "IWC Guaranty");

                  WHEREAS, the Secured Party is willing to enter into the IWC Guaranty, on the condition that, among other things, (i) the Pledgor enters into the Reimbursement Agreement, dated as of the date hereof, between the Secured Party and the Pledgor (the "Reimbursement Agreement"), and that the Pledgor agrees thereunder, among other things, to reimburse the Secured Party for payments made under the IWC Guaranty, and that the Pledgor secures its payment and all other obligations under the Reimbursement Agreement by pledging the Pledgor's right, title and interest in the equity securities of SDL that it now owns and hereafter acquires (the "SDL Securities") and (ii) the Pledgor agrees to compensate the Secured Party for entering into the IWC Guaranty by, among other things, transferring a portion of the SDL Securities to the Secured Party in accordance with the terms of the Reimbursement Agreement and securing such transfer obligation with a pledge of the Pledgor's right, title and interest in the SDL Securities; and

                  WHEREAS, the Pledgor is willing to enter into the Reimbursement Agreement and to secure its obligations thereunder with the pledge of the SDL Securities.

                  Accordingly, the Pledgor and the Secured Party hereby agree as follows:

                  Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "EVENT OF DEFAULT": the Pledgor's failure to make any payment due to the Secured Party under the Reimbursement Agreement or this Agreement within thirty (30) days of the date that the Pledgor receives written demand therefor from the Secured Party.

                  "LOAN AGREEMENTS": the Bridge Loan Agreement, as amended, supplemented or modified from time to time, and the Bridge Loan Agreement, dated July 10, 1997, between SDL and PT. Bank Indonesia Raya, as amended, supplemental or modified from time to time.

                  "SDL SHAREHOLDERS AGREEMENT": the Amended and Restated Shareholders' Agreement, dated as of April 4, 1997, by and among SDL, Star Telecom Holding Limited, International Wireless Communications, Inc. and Vanguard China, Inc.

                  "TRANSFER": has the meaning set forth in the SDL Shareholders Agreement.

Capitalized terms used herein within definition shall have the meanings given to such terms in the Reimbursement Agreement.

                  Section 2. PLEDGE. As security for the timely payment and performance in full of the Reimbursement Obligations of the Pledgor under this Agreement and the Reimbursement Agreement (the "Obligations"), the Pledgor hereby transfers, hypothecates, pledges, sets over and delivers unto the Secured Party, and grants to the Secured Party a security interest in, all right, title and interest the Pledgor now has or hereafter acquires in
(a) the SDL Securities described on the attached Schedule 1 and all the SDL Securities obtained in the future by the Pledgor and the certificates representing or evidencing all such securities (the "Pledged Stock"); (b) all other property which may be delivered to and held by the Secured Party pursuant to the terms hereof; (c) all payments of principal or interest, dividends, cash, instruments and other property or any Distribution from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities and other property referred to in clause (a) or clause (b) above; (c) except as provided in
Section 6, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively called the "Collateral"). Upon delivery to the Secured Party, (i) any share certificates, notes or other securities or instruments now or hereafter included in the Collateral (the "Pledged Securities") will be duly endorsed to the Secured Party or accompanied by stock powers duly executed in blank or other instruments of transfer (including bought and sold notes and instruments of transfer duly executed in blank and resignations of the Pledgor's nominee directors on the board of directors of SDL duly signed in blank) satisfactory to the Secured Party and by such other instruments and documents as the Secured Party may reasonably request, and (ii) all other property comprising part of the Collateral will be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Secured Party may reasonably request. Each delivery of Pledged Securities will be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule will be attached to this Agreement and made a part hereof. Each schedule no delivered will supersede any prior schedules so delivered.

                  Section 3. DELIVERY OF THE COLLATERAL. The Pledgor agrees to promptly deliver or cause to be delivered to the Secured Party any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

                  Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor hereby represents, warrants and covenants to and with the Secured Party that:

                              (a) the Pledgor (i) is and will at all times
continue to be the direct owner, beneficially and of record, of the Pledged Stock, subject only to the security interest granted hereunder, (ii) holds the same free and clear of all Liens, subject only to the security interest granted hereunder and any Lien created by the SDL Shareholders Agreement,
(iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest or other Lien (other than any Lien created by the SDL Shareholders Agreement) with respect to, the Collateral, (iv) will cause all securities included within the Collateral to be certificated securities, and (v) will cause any and all certificates, instruments or other documents representing or evidencing Collateral to be forthwith deposited with the Secured Party and pledged or assigned hereunder;

                              (b) by virtue of the execution and delivery by
Pledgor of this Agreement, when the Pledged Securities are delivered to the Secured Party in accordance with this Agreement, the Secured Party will obtain a valid, legal and perfected first priority Lien upon and security interest in such Pledged Securities as security for the repayment of the Obligations, free and clear of all Liens (other than any Lien created by the SDL Shareholders Agreement);

                              (c) the pledge effected hereby is effective to
vest in the Secured Party the rights of the Secured Party in the Collateral as set forth herein; and

                              (d) the Pledgor will cause SDL not to issue to
the Pledgor or any of its Affiliates any equity securities unless such securities are concurrently pledged and delivered to the Secured Party hereunder.

                  Section 5. REGION IN NOMINEE NAME: DENOMINATIONS. The Secured Party will have the right (in its sole and absolute discretion), to the extent permitted under the SDL Shareholders Agreement, to hold the Pledged Securities in its own name, the name of its nominee or the name of the Pledgor, endorsed or assigned in blank or in favor of the Secured Party. The Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor. The Pledgor will take all actions as may be necessary so that the Secured Party will at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purposes consistent with this Pledge Agreement. If, and to the extent that, the Pledged Securities of SDL are held in the name of the Secured Party or its nominee, the Secured Party agrees that, notwithstanding such registration arrangement, so long as no Event of Default is continuing, Pledgor will be entitled to exercise all rights granted to Pledgor under the SDL Shareholders Agreement, including purchasing SDL shares owned by other SDL shareholders in accordance with the terms of the SDL Shareholders Agreement.

                  Section 6.  VOTING RIGHTS; DIVIDENDS AND INTEREST: ETC.

                              (a) Except as provided in paragraphs (b) and
(c) of this section:

                                  (i)   The Pledgor will be entitled to
exercise any and all voting rights accruing to it as the owner of Pledged Securities for any purpose consistent with the terms of this Agreement and the Reimbursement Agreement, so long as such exercise of rights could not reasonably be expected to adversely affect the rights and remedies of the Secured Party under this Agreement or the Reimbursement Agreement or the ability of the Secured Party to exercise the same.

                                  (ii)  The Secured Party will execute and
deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting rights which it is entitled to exercise pursuant to subparagraph
(i) above.

                                  (iii) The Pledgor will be entitled to
receive and retain any and all cash Distributions paid in respect of the Pledged Securities to the extent and only to the extent that the proceeds of such cash Distributions are paid and applied in accordance with the terms and conditions of the Loan Agreements and applicable laws. All other payments, dividends and Distributions made on or in respect of Pledged Securities, whether paid or payable in cash, securities or other property, and whether resulting from a subdivision, combination or reclassification of the outstanding securities of SDL or received in exchange for or in redemption of Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which SDL may be a party or otherwise, will be and become part of the Collateral and, if received by the Pledgor, will not be commingled by the Pledgor with any of its other funds or property but will be held separate and apart therefrom in trust for the benefit of the Secured Party and will be delivered to the Secured Party in the same form as so received (with any necessary endorsement and/or instruments of transfer, as the Secured Party may request).

                              (b) Upon the occurrence and during the
continuance of an Event of Default or upon any payment by Vanguard under the IWC Guaranty, all rights of the Pledgor to Distributions which the Pledgor is authorized to receive pursuant to subparagraph (a)(iii) of this section will cease, and all such rights will thereupon become vested in the Secured Party, which will have the sole and exclusive right and authority to receive and retain such Distributions, which the Secured Party will apply to the Obligations as provided in Section 9. All Distributions which are received by the Pledgor contrary to the provisions of this paragraph (b) will be received in trust for the benefit of the Secured Party, will be segregated from other property or funds of the Pledgor and will be immediately delivered to the Secured Party in the same form as so received (with any necessary endorsement and/or instruments of transfer, as the Secured Party may request). Any and all money and other property paid over to or received by the Secured

Party pursuant to the provisions of this paragraph (b) will be deposited by the Secured Party in an account to be established by the Secured Party for the benefit of the Secured Party upon receipt of such money or other property and will be applied in accordance with the provisions of Section 9.

                  Upon written notice to that effect by the Secured Party to the Pledgor after the occurrence and during the continuance of an Event of Default or any payment by Vanguard under the IWC Guaranty, all rights of the Pledgor to exercise the voting rights which it is entitled to exercise pursuant to subparagraph (a)(i) of this section will cease, and all such rights will thereupon become vested in the Secured Party, which will have the sole and exclusive right (but not the obligation) and authority to exercise such voting rights. The Pledgor will execute and deliver to the Secured Party, all such proxies, powers of attorney, and other instruments as the Secured Party will request for the purpose of enabling the Secured Party to exercise the voting rights which it is entitled to exercise pursuant to this paragraph (c) during the continuance of any Event of Default or after any payment by Vanguard under the IWC Guaranty.

                  Section 7. RIGHT OF FIRST OFFER. The Secured Party acknowledges that if Pledgor fails to exercise its right of first offer under the SDL Shareholders Agreement to acquire additional securities of SDL, and other SDL shareholders or parties acquire such declined securities of SDL, such securities shall not be deemed for any purpose hereof or the Reimbursement Agreement to be Pledged Securities or Collateral.

                  Section 8. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default in addition to its rights under the Reimbursement Agreement:

                              (a) The Secured Party will have the right to
declare all of the Obligations due and payable;

                              (b) The Secured Party will have all of the
rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under any applicable law in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                              (c) The Secured Party in its discretion may, in
its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but will be under no obligation to do so; and

                              (d) The Secured Party may, upon not fewer than
ten (10) days' prior written notice to the Pledgor and subject to the terms of the final paragraph of this paragraph (d), with respect to the Collateral or any part thereof which is then or may thereafter come into the possession, custody or control of the Secured Party or any of its agents, sell, lease, assign or otherwise dispose of all or part of such Collateral, at such place or places as the Secured Party deems appropriate, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

                  The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or other securities laws, the Secured Party may be compelled or deem it advisable, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or who will agree to other restrictions which the Secured Party may deem to be appropriate. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale will be deemed to have been made in a commercially reasonable manner and that the Secured Party will have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit registration such Collateral for public sale.

                  The Secured Party acknowledges that the Pledged Securities are subject to the SDL Shareholders Agreement and that any exercise of the Secured Party's rights and remedies with respect to the Pledged Securities must be in accordance with the terms and conditions set forth in the SDL Shareholders Agreement regarding disposition of the Pledged Securities, including, but not limited to, (i) the right of first refusal to acquire the Pledged Securities in the event of a proposed Transfer, including a Transfer pursuant to the Secured Party's exercise of its rights and remedies as a secured creditor with respect to the Pledged Securities, (ii) the right of co-sale granted to the other SDL shareholders with respect to any Transfer of the Pledged Securities, including a Transfer pursuant to the Secured Party's exercise of its rights and remedies as a secured creditor with respect to the Pledged Securities, (iii) the right of other SDL shareholders holding a specified percentage of the SDL equity securities to bar a Transfer of Pledged Securities to a Person who is engaged in a business directly competing with that of SDL, including a Transfer pursuant to the Secured Party's exercise of its rights and remedies as a secured creditor with respect to the Pledged Securities, and (iv) the obligation of any transferee of the Pledged Securities through the exercise of the Secured Party's rights and remedies to become a party to the SDL Shareholders Agreement by executing and delivering a Deed of Adherence, as defined in the SDL Shareholders Agreement, in accordance with the terms of the

SDL Shareholders Agreement. The Secured Party further agrees that any purchaser of the Pledged Securities through the exercise of the Secured Party's rights and remedies hereunder (including the Secured Party) shall take the Pledged Securities subject to the terms and conditions of the SDL Shareholdas Agreement. The Pledgor acknowledges that the Secured Party's disposition of the Pledged Securities of SDL in accordance with the terms of the SDL Shareholders Agreement and this paragraph may be at prices and on terms less favorable than those that would be obtained in connection with dispositions not made in accordance with the SDL Shareholders Agreement, and this paragraph and, notwithstanding the foregoing, agrees that such dispositions so limited by the terms of the SDL Shareholders Agreement, and this paragraph will be deemed to have been made in a commercially reasonable manner.

                  Section 9. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of Collateral pursuant to Section 8, as well as any Collateral consisting of cash, will be applied by the Secured Party as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder on behalf of the Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the payment in full of all Obligations of the Pledgor under Article II and Section 5.4 of the Reimbursement Agreement;

                  THIRD, to the payment in full of the Obligations (other than those referred to above); and

                  FOURTH, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  Section 10. SECURED PARK APPOINTED ATTORNEY-IN-FACT. Except as otherwise provided herein, the Pledgor hereby appoints the Secured Party the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Agreement or taking any action or executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party will have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Secured Party's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; PROVIDED, HOWEVER, that nothing herein contained will be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof will give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Secured Party. The Secured Party acknowledges that the power of attorney granted to it under this section will not give it the right, except during the continuance of an Event of Default, to exercise any of the rights granted to the Pledgor under the SDL Shareholders Agreement.

                  Section 11. NO WAIVER. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or agreement (it being understood and agreed that this Agreement shall not in any manner affect or limit, or be affected or limited by, the Secured Party's right to seek reimbursement from SDL pursuant to any reimbursement agreement or otherwise). The Secured Party will not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver is in writing and signed by the Secured Party.

                  Section 12. SECURITY INTEREST ABSOLUTE. All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder will be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Reimbursement Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Reimbursement Agreement, the Bridge Loan Documents, the Loan Agreements, the IWC Guaranty or any other agreement or instrument, (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Obligations or any of the obligations guaranteed under the Bridge Loan Documents or the IWC Guaranty or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement or the Reimbursement Agreement.

                  Section 13. FURTHER ASSURANCES. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Secured Party may at any time request to create, perfect, ensure the priority of, protect or enforce the Secured Party's security interest in the Collateral or in connection with the administration and enforcement of this Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights and remedies hereunder.

                  Section 14. FEES AND EXPENSES. The Pledgor agrees to pay upon demand to the Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts or agents, and any other amount in respect of the Pledged Stock or other Collateral, which the Secured Party may incur or pay in connection with the administration of this Agreement, the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of the Secured Party hereunder, the failure by the Pledgor to perform or observe any of the provisions hereof, or in protecting or enforcing the Secured Party's claims and security interest in the Collateral in any bankruptcy or insolvency proceedings, or otherwise, including any contribution of capital to any other Person which in the Secured Party's sole discretion may be required or reasonably necessary to preserve any right with respect to, or the value of, any Collateral (including any contribution to the capital of SDL or any loan to SDL which in the Secured Party's sole discretion may be required of the Pledgor or reasonably necessary pursuant to the SDL Shareholders Agreement, the SDL Subscription Agreement or otherwise), any which contribution the Secured Party is authorized, but will not be required, to make on the Pledgor's behalf. Any such amounts payable as provided hereunder or thereunder will be additional Obligations secured by this Agreement and shall be due and payable upon demand therefore by the Secured Party.

                  Section 15. BINDING AGREEMENT; ASSIGNMENTS. This Agreement, and the terms, covenants and conditions hereof, will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Pledgor will not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by or required to be delivered to the Secured Party as Collateral under this Agreement, except with the prior written consent of the Secured Party.

                  Section 16. HOLIDAYS. Whenever any payment or action to be made or taken under this Agreement is stated to be due or required to be taken on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day, and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

                  Section 17. NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement will, except as otherwise expressly provided herein, be in writing and mailed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

                  Pledgor:

                         c/o International Wireless Communications, Inc. 400 S. E1 Camino Real
                         Suite 1275
                         San Mateo, CA 94402
                         Attention: John D. Lockton
                         Telecopy: (415) 548-1842

                  with a copy (which will not constitute notice) to:

                         Brooks Stough, Esq.
                         Gunderson Dettmer Stough Villeneuve
                         Franklin & Hachigan, LLP
                         155 Constitution Drive
                         Menlo Park, CA 94025
                         Telecopy: (415) 343-7502

                  Secured Party:

                         Vanguard Cellular Financial Corp.
                         2002 Pisgah Church Road, Suite 300
                         Greensboro, NC 27455
                         Attention: Haynes Griffin
                         Telecopy: (910) 545-2233
                         Attention: General Counsel
                         Telecopy: (910) 545-2219

                  WITH A COPY (WHICH WILL NOT CONSTITUTE NOTICE) TO:

                         Hyun Park, Esq.
                         Latham & Watkins
                         885 Third Avenue
                         New York, NY 10022
                         Telecopy: (212) 751-4864

or in accordance with any subsequent written direction from the recipient party to the sending party made in accordance with this section. All such notices and other communications will, except as otherwise expressly provided in this Agreement, be effective upon (a) delivery if delivered by hand; (b) on the Business Day after deposited with a reputable overnight courier service, delivery charges prepaid; (c) on the third Business Day after deposited in the mail, postage prepaid; or (d) in the case of telecopy, when received.

                  Section 18. SURVIVAL. All representations, warranties, covenants and agreements of the Pledgor contained in this Agreement or made in writing in connection herewith will survive the execution and delivery of this Agreement, the IWC Guaranty and the Reimbursement Agreement. The provisions of Sections 11 through 28 will survive repayment of the Obligations and the other amounts payable to the Secured Party under this Agreement and the Reimbursement Agreement and the termination of this Agreement and the Reimbursement Agreement.

                  Section 19. GOVERNING LAW; WAIVERS AND JURISDICTION.

                              (a) GOVERNING LAW. This Agreement will in all
respects be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except that the filing, perfection, effect of perfection and enforcement of security interests and Liens under this Agreement in other jurisdictions will be governed by the laws of the applicable jurisdictions in accordance with the UCC as in effect in the State of California.

                              (b) WAIVERS. To the extent permitted by law,
each party hereto hereby waives personal service of any and all process upon it in connection with this Agreement and agrees that all such service of process may be made as provided in Section 17, and service so made will be deemed to be completed as provided in Section 17. In addition, the Pledgor and the Secured Party each hereby waives trial by jury, any objections based on FORUM NON CONVENIENS and any objections to venue of any action arising out of, connected with, related to or incidental to the transactions contemplated by or the relationships established in connection with this Agreement.

                              (c) EXCLUSIVE JURISDICTION. Except as provided
in Section l9(d), all disputes between the Pledgor and the Secured Party arising out of, connected with, related to or incidental to the transactions contemplated by or the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, will be resolved only by state or federal courts located in New York County, New York, and the Pledgor and the Secured Party hereby consent and submit to the jurisdiction of any state or federal court located within such county and state. The Pledgor and the Secured Party acknowledge, however, that any appeals from those courts may be required to be heard by a court located outside of New York County, New York. The Pledgor and the Secured Party waive in all disputes any objection that they may have to the location of the court considering the dispute. Nothing in this section will affect the right of the Pledgor or the Secured Party to serve legal process in any other manner permitted by law or affect the right of the Secured Party to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction.

                              (d) OTHER JURISDICTIONS. The Pledgor and the
Secured Party agree that the other of them will have the right to proceed against it in a court in any location to enable the proceeding Person to enforce a judgment or other court order obtained in any proceeding brought in accordance with Section 19(c) and entered in favor of the proceeding Person. The Pledgor and the Secured Party waive any objection that they may have to the location of the court in which the other of them has commenced a proceeding described in this paragraph (d).

                  Section 20. HEREIN, ETC. Words such as "herein," "hereunder," "hereof" and the like will be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion of a document. Section, clause, Exhibit and Schedule references contained in this Agreement are references to Sections, clauses, Exhibits and Schedules in or attached to this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the terms "knowledge" or "aware" will include the actual knowledge and awareness of the Person in question, and the knowledge and awareness that such Person would have obtained after making reasonable inquiry and exercising reasonable diligence with respect to the matter in question. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. Each reference in this Agreement to any law will be deemed to include such law as it hereafter may be amended, supplemented or modified from time to time and any successor thereto.

                  Section 21. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or the Reimbursement Agreement.

                  Section 22. HEADINGS. Section and subsection headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

                  Section 23. COUNTERPARTS. This Agreement may be executed in multiple counterparts and by any party hereto or thereto on separate counterparts, each of which, when so executed and delivered, will be an original, but all such counterparts will together constitute one and the same instrument.

                  Section 24. INDEMNIFICATION. In consideration of the Secured Party's execution and delivery of this Agreement, the Reimbursement Agreement and the IWC Guaranty, and in addition to all other obligations of the Pledgor under this Agreement and the Reimbursement Agreement, the Pledgor will defend, protect, indemnify and hold harmless the Secured Party and all of its officers, directors, employees and agents (including those retained in connection with the transactions contemplated by this Agreement and the Reimbursement Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding claims and losses arising from such Indemnitee's breach hereof or thereof or such Indemnitee's gross negligence or willful misconduct (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any advances under the Bridge Loan Documents, (ii) the execution, delivery, performance or enforcement of this Agreement, the Bridge Loan Documents, the IWC Guaranty or the Reimbursement Agreement and any instrument, document or agreement executed pursuant hereto by any of the Indemnitees or (iii) the Secured Party's status as a creditor hereunder or the Reimbursement Agreement. To the extent that the foregoing undertaking by the Pledgor may be unenforceable for any reason, the Pledgor will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent that the undertaking to indemnify, pay and hold harmless by the Pledgor under this section may be unenforceable because it violates any law or public policy, the Pledgor will contribute the maximum portion that it is permitted to pay and satisfy under applicable law or public policy to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  Section 25. PAYMENT SET ASIDE. To the extent the Pledgor makes a payment or payments to the Secured Party hereunder or under the Reimbursement Agreement or the Secured Party enforces its security interests or rights or exercises its right or setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Pledgor, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied and all Liens created under this Agreement will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  Section 26. COMPLEX AGREEMENT. Except as otherwise expressly set forth herein or in the Reimbursement Agreement, this Agreement and the Reimbursement Agreement embody the complete agreement and understanding of the parties hereto and thereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof or thereof.

                  Section 27. NO STRICT CONSTRUCTION. The language used in this Agreement and the Reimbursement Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Reimbursement Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement or the Reimbursement Agreement.

                  Section 28. TERMINATION.

                              (a) This Agreement and the pledges and security
interests granted hereby will terminate when all the Obligations have been indefeasibly paid in full and the Reimbursement Agreement and the IWC Guaranty have terminated, at which time the Secured Party will execute and deliver to the Pledgor all Uniform Commercial Code termination statements and similar documents prepared by the Pledgor which the Pledgor may reasonably request to evidence such termination.

                              (b) Notwithstanding anything to the contrary
contained in this Agreement, this Agreement will remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and will continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, is rescinded, reduced, restored or returned.

                                 * * * * *

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

                                       IWC CHINA LIMITED

                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------


                                       VANGUARD CELLULAR FINANCIAL CORP.


                                       By:
                                          ------------------------------------
                                       Its:
                                           -----------------------------------

                                   SCHEDULE I




ISSUER                                  CERTIFICATE NO.                     QUANTITY
------                                  ---------------                     --------
Star Digitel Limited                          --                           231,900,000


                                    EXHIBIT B

                            FORM OF VANGUARD WARRANT

        THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, PURSUANT TO RULE 144 UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


No. IWC-SDL                                   Void after September 18, 2007.



              INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                        WARRANT TO PURCHASE COMMON STOCK



        This Warrant, dated September 18, 1997, is issued to Vanguard Cellular Financial Corp., a North Carolina corporation (the "Holder"), by International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Reimbursement Agreement dated as of September 18, 1997 by and between IWC China Limited and the Holder (the "Reimbursement Agreement").

1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase a number of shares of the Company's Class 1 Common Stock, par value $0.01 per share (the "Equity Securities"), at a per share purchase price of No Dollars and One Cent ($0.01) per share, which is equal to (a) the Total Number of Issuable Warrant Shares (as defined below) at such time, REDUCED BY (b) the number of Warrant Shares as to which this Warrant has theretofore been exercised or canceled (as adjusted pursuant to Section 8, the "PREVIOUSLY ISSUED WARRANT SHARES"). The shares of Equity Securities issuable at any time as described in clauses (a) and (b) above are referred to as the "WARRANT SHARES". The purchase price of the Warrant Shares as provided in this Section 1 (the "Exercise Price") shall be subject to adjustment pursuant to
Section 8 hereof.

2. MATTERS RELATING TO WARRANTS.

          2.1 DEFINITION. At any time, the "TOTAL NUMBER OF ISSUABLE WARRANT SHARES" will equal "x", where

               x = EW% (OS + x)

and   EW% =    the Earned Warrant Percentage at such time
               determined as provided in Section 2(b), and

      OS = the number of shares of IWCH Common Stock outstanding on a fully-diluted basis on the date of this Agreement (as such number may be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split or other subdivision or combination of the Equity Securities effected prior to such time but after the date of this Warrant), without regard to the issuance of Series G-1, G-2, H-1 or H-2 Preferred Stock, par value $0.01 per share, by the Company upon the exchange of notes pursuant to the Exchange Agreement dated August 18, 1997 among the Company and the persons named on EXHIBIT A thereto (the "Exchange Agreement"), or the exercise of this Warrant.

The Total Number of Issuable Warrant Shares shall be calculated after giving effect to the issuance of all Equity Securities or warrants to purchase Equity Securities, if any, that the Company may be required to issue as a result of this Warrant pursuant to any applicable pre-emptive rights, rights of first refusal or other similar rights.

          2.2 INITIAL EARNED WARRANT PERCENTAGE. On the date of this Warrant, the "Earned Warrant Percentage" is 0.276%. After the date of this Warrant, the Earned Warrant Percentage shall be increased from time to time, as provided in Section 2(c) and Section 11.

          2.3 ADDITIONAL EARNED WARRANT PERCENTAGE. Subject to the provisions set forth in Section 11, on each date set forth below, unless the Guarantee Termination Date (as defined below) has heretofore occurred, the Earned Warrant Percentage will increase by the corresponding percentage set forth below, multiplied by the Commitment Percentage (as defined below) on such date (it being understood that the increases described below are stated in absolute terms, not in terms of the percentage increase from the Earned Warrant Percentage previously in effect):


                            DATE                              PERCENTAGE
               -------------------------------           ----------------------
               December 18, 1997                                0.207%
               March 18, 1998                                   0.207%
               June 18, 1998                                    0.207%
               September 18, 1998                               0.345%
               December 18, 1998                                0.553%
               March 18, 1999                                   0.691%
               The 18th of each June,                           0.691%
               September, December and March
               thereafter

The "Commitment Percentage" at any time means a fraction (A) the numerator of which is forty percent (40%) of the aggregate principal amount of Additional Loans (as defined in the Reimbursement Agreement) at such time less the Discharged Amount (as defined below), if any, as of such time and (B) the denominator of which is $8,000,000. The "Guarantee Termination Date" means the date on which the IWC Guaranty is fully and forever terminated. "Discharged Amount" means, as of any time, the aggregate amount of all permanent reductions in the IWC Guaranteed Amount (as defined in the Reimbursement Agreement) under the IWC Guaranty and with respect to which aggregate amount and by which aggregate amount Vanguard's Obligations under the IWC Guaranty has been permanently and indefeasibly released and discharged as of such time.

3. EXERCISE PERIOD. This Warrant is exercisable at any time on any business day but only until and including the close of business on September 18, 2007.

4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, from time to time, the purchase rights evidenced hereby. Such exercise shall be effected by:

          4.1 the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

          4.2 the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

5. NET ISSUE EXERCISE.

          5.1 In lieu of exercising this Warrant as to any number of Warrant Shares, the Holder may elect to receive shares equal to the value of this Warrant with respect to such Warrant Shares (whereupon the purchase rights under this Warrant as to such Warrant Shares will be canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Equity Securities computed using the following formula:

                                  X = (Y)(A-B)
                                  ------------
                                       A

         Where   X -    The number of shares of Equity Securities
                        to be issued to Holder.

                 Y - The number of shares of Warrant Shares as to which such cancellation is to be effected.

                 A - The fair market value of one share of the Equity Securities to be issued upon such cancellation.

                 B - Exercise Price (as adjusted to the date of such calculations).

          5.2 For purposes of this Section, the Board of Directors of the Company shall determine the fair market value in its good faith.

6. RETURN OF WARRANT AND CERTIFICATES FOR WARRANT SHARES. Upon the exercise or cancellation of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares to be issued shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Together with such share certificate(s), the Company will return to the Holder (or to such other Person as the Holder may designate, so long as the Holder has complied with the applicable provisions of Section 10 as to the transfer of this Warrant to such other Person) this Warrant, after recording on the attached Exercise/Cancellation Schedule the date of such exercise or cancellation and the number of Warrant Shares as to which this Warrant is being exercised or canceled.

7. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times keep available such number of authorized shares of its Equity Securities issuable upon exercise of this Warrant, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise or cancellation of the purchase rights under this Warrant for the full number of Warrant Shares specified herein. The Company further covenants that such Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF PREVIOUSLY ISSUED WARRANT SHARES. The number of Previously Issued Warrant Shares, the kind of securities purchasable upon exercise or cancellation of rights under this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  8.1 SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Equity Securities by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Equity Securities, the number of Previously Issued Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Inversely proportional adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  8.2 RECLASSIFICATION, REORGANIZATION, AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of capital stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          8.3 NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the Previously Issued Warrant Shares, in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and the adjusted number of Previously Issued Warrant Shares, the adjusted Exercise Price and the number of shares and/or the type of securities or property thereafter purchasable upon exercise of or cancellation of rights under this Warrant.

9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or cancellation of rights under this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value (as determined in good faith by the Company's Board of Directors) of one Warrant Share of the type in question.

10. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Notwithstanding the foregoing, the Company will give written notice to the Holders hereof at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any Distribution (as defined in the Reimbursement Agreement) upon the Equity Securities, (ii) with respect to any pro rata subscription offer to holders of the Equity Securities or (iii) for determining rights to vote with respect to any Liquidity Event (as defined below), Change of Control (as defined below), dissolution or liquidation. The Company will also give written notice to the Holders hereof at least 20 days prior to the date on which any Liquidity Event or Change of Control takes place. The terms "Liquidity Event" and "Change of Control" shall have the respective meanings given to them in the Loan Agreement dated August 18, 1997 among the Company and the lenders named on EXHIBIT A thereto.

11. REGISTRATION RIGHTS; RELATED MATTERS. Within forty-five (45) days after the date hereof, the Company shall cause the Sixth Amended and Restated Investor Rights Agreement dated as of August 18, 1997 (the "IRA") to be amended so that (i) the Warrant Shares are "Registrable Securities" within the meaning of Section 1.1(f) of the IRA and (ii) the Holder shall have all of the rights of a holder of Registrable Securities under the IRA (provided that the Holder agrees to assume the obligations of a holder of Registrable Securities under the IRA). If the Company fails to so amend the IRA within such forty-five (45)-day period, the increase in the Earned Warrant Percentage on the date of this Warrant and each subsequent date shall be 50.0% higher than the amount set forth in Section 2(b) above (with respect to the Earned Warrant Percentage on the date of this Warrant) and 2(c) above (with respect to the Earned Warrant Percentage on each subsequent date).

12. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

          A Holder may transfer in whole or in part the purchase rights evidenced hereby to any third party to whom such rights may be transferred without registration or qualification under federal or state securities laws, provided: (a) the transferee or assignee receives a Warrant to purchase at least five percent (5%) of the Warrant Shares; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee; (c) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant; and (d) the transferor shall have delivered to the Company, if reasonably requested by counsel to the Company, an opinion of counsel substantially to the effect that the transfer or assignment can be effected without registration or qualification under applicable federal or state securities laws (or, at the Holders' option, a certification by the Holder to that effect in which the Holder agrees to indemnify and hold harmless the Company in respect of any violation of such securities laws in connection with such transfer). Upon surrender of this Warrant to the Secretary of the Company at its principal offices after any such transfer, the Company will issue one or more new Warrants of like tenor (in the name(s) of the Holder and/or the transferee(s), as appropriate) representing in the aggregate the purchase rights represented by this Warrant.

13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of the Warrants representing a majority of the securities as to which all outstanding Warrants are then exercisable. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Warrant Shares thereafter purchased under this Warrant, each future holder of all such Warrant Shares, and the Company.

14. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of paragraph 13 hereof, the holders of the Warrants representing a majority of the securities as to which all outstanding Warrants are then exercisable will have the right and power to diminish or eliminate all rights of the Holder under this Warrant.

15. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

                                           INTERNATIONAL WIRELESS
                                           COMMUNICATIONS HOLDINGS, INC.


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                  SUBSCRIPTION



International Wireless Communications Holdings, Inc.
Attention:  Corporate Secretary



                  1. The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase _______________ shares of _______________ _________________ stock of International Wireless Communications Holdings, Inc. and held by the undersigned, ____________ shares of ________ stock of International Wireless Communications Holdings, Inc. Payment of the exercise price per share required under such Warrant accompanies this Subscription.

                  1. The undersigned hereby elects to receive shares equal to the value of this Warrant as to _________ Warrant Shares in the manner specified in Section 5 of the Warrant.


                  [Strike paragraph above that does not apply.]




                                           Date:
                                                ----------------------------
                                           Signature:
                                                     -----------------------
                                           Address:
                                                   -------------------------



Name in which shares should be registered:


------------------------------------

                         EXERCISE/CANCELLATION SCHEDULE

Date                                    Number of Warrant Shares as to which
                                        Warrant Exercised or Canceled

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT



                  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [_______] (the "Agreement"), between IWC CHINA LIMITED, a Mauritius corporation (the "Assignor"), and VANGUARD [CHINA, INC., a Delaware] corporation (the "Assignee").

                  The Assignor wishes to assign its rights under Section 1.2(c) of the Subscription Agreement, dated as of September 23, 1996, among Star Digitel Limited (the "Company"), Star Telecom Holding Limited ("STHL") and International Wireless Communications, Inc. ("IWC"), as amended by the Amendment to Subscription Agreement and Waiver, dated as of June 18, 1997, among the Company, STHL, IWC and Assignor (as amended, the "Subscription Agreement"), to the Assignee, and the Assignee wishes to assume all rights and obligations of the Assignor relating to the subscription of the Second IWC Shares (as defined in the Subscription Agreement).

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the Assignor and the Assignee agree as follows:

                  1. ASSIGNMENT AND ASSUMPTION. The Assignor hereby assigns, transfers and conveys to the Assignee, and the Assignee hereby accepts and assumes, all rights and obligations of the Assignor under Section 1.2(c) of the Subscription Agreement relating to the subscription of the Second IWC Shares.

                  2. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

                  3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


ASSIGNOR:                                        ASSIGNEE:

IWC CHINA LIMITED                                VANGUARD [CHINA, INC.]


By:                                              By:
   ------------------------------------             --------------------------
        Name:                                           Name:
        Title:                                          Title:


Consented to pursuant to Section 1.1
of the Subscription Agreement by:

STAR TELECOM HOLDING LIMITED


By:
   -----------------------------------
        Name:
        Title: